                           OFFER TO PURCHASE FOR CASH
                     37,037,037 SHARES OF ITS COMMON STOCK
                                       AT
                                 $27 PER SHARE
                                       OF
                          U.S. OFFICE PRODUCTS COMPANY

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
                  NEW YORK CITY TIME, ON MONDAY, JUNE 1, 1998
                         UNLESS THE OFFER IS EXTENDED.

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated May 4, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by U.S. Office Products Company, a Delaware corporation (the "Company"), to purchase for cash 37,037,037 shares of its common stock, $.001 par value per share (the "Shares"), at a price of $27 per Share, net to the seller in cash, upon the terms and subject to the conditions of the Offer. The 37,037,037 Shares includes Shares that may be tendered upon exercise of outstanding stock options with an exercise price of less than $27 per Share under the Company's stock option plans ("Option Shares"), as described in the Offer to Purchase. Unless otherwise noted, the term Shares includes Option Shares. The Company will purchase all Shares validly tendered and not withdrawn upon the terms and subject to the conditions of the Offer, including the provisions relating to proration described in the Offer to Purchase. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    As described in the Offer to Purchase, the Company reserves the right to purchase more than 37,037,037 Shares. The Company will return all Shares not purchased, including Shares not purchased as a result of proration.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

    Please note carefully the following:

        1. PRICE: The tender price is $27 per Share, net to you in cash.

        2. EXPIRATION DATE: The Offer, the proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Monday, June 1, 1998, unless the Company extends the Offer.

        3. CONDITIONS: The Offer is conditioned upon a minimum of 37,037,037 Shares being tendered. The Offer is also subject to the conditions set forth in Section 5 of the Offer to Purchase.

        4. TRANSFER TAXES: Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

    As described in the Offer to Purchase, if fewer than all Shares validly tendered and not withdrawn prior to the expiration of the Offer are to be purchased by the Company, the Company will purchase Shares validly tendered and not withdrawn prior to the expiration of the Offer on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares).

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JUNE 1, 1998, UNLESS THE COMPANY EXTENDS THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Morgan Stanley & Co. Incorporated, as the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                       37,037,037 SHARES OF COMMON STOCK
                        OF U.S. OFFICE PRODUCTS COMPANY

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 4, 1998, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by U.S. Office Products Company to purchase for cash 37,037,037 shares of its common stock, $.001 par value per share (the "Shares") at a price of $27 per Share, net to the undersigned in cash.

    The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number
of
Shares
to be
Tendered:
Shares*
*
Unless
otherwise
indicated,
 it will
 be
 assumed
 that all
 Shares
 held by
 us for
 your
 account
 are to be
 tendered.

                              CONDITIONAL TENDERS

    By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased.

                      Minimum number of Shares to be sold:
                                 ------ Shares

Unless this box is completed, the tender authorized hereby will be made unconditionally.

                                   SIGN HERE

----

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  print
  name(s)
  and
  address(es)
  here